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EXHIBIT 4.2

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     [GRAPHIC]                                                   [GRAPHIC]

                              HOOPER HOLMES, INC.
    COMMON STOCK                                                COMMON STOCK
             INCORPORATED UNDER THE LAWS OF THE STATE OF NEW YORK

                                                               CUSIP 439104 10 0

THIS CERTIFIES THAT




is the owner of

         FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF FOUR CENTS ($0.04) EACH OF THE COMMON STOCK OF HOOPER HOMES, INC. transferable on the books of the Corporation in person or by duly authorized Attorney on surrender of the Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
                   IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereto affixed.

      [SEAL]  Dated


                   [SIGNATURE]                    [SIGNATURE]

                              Secretary                      President

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